                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(d)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                           Graphic Industries, Inc.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                           Graphic Industries, Inc.
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                [LOGO OF GRAPHIC INDUSTRIES, INC. APPEARS HERE]

                           GRAPHIC INDUSTRIES, INC.



Dear Graphic Industries, Inc. Shareholder:

     You are cordially invited to attend the 1995 Annual Meeting of Shareholders to be held at the Swissotel, 3391 Peachtree Road, Atlanta, Georgia, on Tuesday, May 23, 1995, at 10:00 a.m., local time.

     The principal business of the meeting will be to elect directors for the ensuing year, to consider a proposal to approve the adoption of the Graphic Industries, Inc. Associate Stock Purchase Plan and to consider a proposal to approve the adoption of the Graphic Industries, Inc. 1995 Stock Option Plan. During the meeting, we will also review the results of the year ended January 31, 1995 and report on the outlook for fiscal 1996.

     We would appreciate your completing, signing, dating and returning to the Company the enclosed proxy card in the envelope provided at your earliest convenience. If you decide to attend the meeting, you may, of course, revoke your proxy and personally cast your votes.

                                          Sincerely,


                                          /s/ Mark C. Pope III


                                          Mark C. Pope III
                                          Chairman


April 21, 1995

                           GRAPHIC INDUSTRIES, INC.
                            2155 MONROE DRIVE, N.E.
                            ATLANTA, GEORGIA 30324



                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD
                                 MAY 23, 1995



     The 1995 Annual Meeting of Shareholders of Graphic Industries, Inc. will be held at 10:00 a.m., local time, on Tuesday, May 23, 1995, at Swissotel Atlanta, 3391 Peachtree Road, Atlanta, Georgia.

     The meeting is called for the following purposes:

          1.  To elect directors for the ensuing year;

          2. To consider and act upon a proposal to approve the adoption of the Graphic Industries, Inc. Associate Stock Purchase Plan;

          3. To consider and act upon a proposal to approve the adoption of the Graphic Industries, Inc. 1995 Stock Option Plan; and

          4. To vote on such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed April 6, 1995, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

     YOU ARE REQUESTED TO SIGN, DATE, COMPLETE AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING.

                                    By Order of the Board of Directors


                                    /s/ Donald P. Hunnicutt


                                    Donald P. Hunnicutt
                                    Secretary


Atlanta, Georgia
April 21, 1995

                           GRAPHIC INDUSTRIES, INC.
                            2155 Monroe Drive, N.E.
                            Atlanta, Georgia 30324

                                PROXY STATEMENT

     This statement is furnished in connection with the solicitation by the Board of Directors of Graphic Industries, Inc. (the "Company" or "Graphic Industries") of proxies to be voted at the 1995 Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held on Tuesday, May 23, 1995, and at any and all adjournments of the Annual Meeting. This Proxy Statement and the enclosed proxy card will be first mailed on or about April 21, 1995, to the shareholders of record of the Company (the "Shareholders") on April 6, 1995 (the "Record Date").

     Any proxy given pursuant to this solicitation and received in time for the Annual Meeting will be voted with respect to all shares represented by it and will be voted in accordance with the instructions, if any, given in the proxy. If instructions are not given in the proxy, it will be voted in favor of the proposals to elect the nominees named herein to the Board of Directors, to approve the adoption of the Graphic Industries, Inc. Associate Stock Purchase Plan (the "Stock Purchase Plan") and to approve the adoption of the Graphic Industries, Inc. 1995 Stock Option Plan (the "1995 Plan").

     Shareholders who execute proxies may revoke them at any time before they are voted by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date. Proxies also may be revoked by any Shareholder present at the Annual Meeting who expresses a desire to vote his or her shares in person. The holders of a majority of the shares of the Common Stock of the Company (the "Common Stock") must be present in person or represented by proxy to constitute a quorum and act upon the election of the three directors to be elected by that class and the holders of a majority of the shares of the Class B Common Stock (the "Class B Stock") must be present in person or represented by proxy to constitute a quorum and act upon the election of the seven directors to be elected by that class. The holders of a majority of the votes that may be cast by the holders of the Common Stock and the Class B Stock (voting together as a single class) must be present in person or represented by proxy to constitute a quorum and act upon the proposed Stock Purchase Plan and the 1995 Plan. Abstentions and broker non-votes will be counted for purposes of obtaining a quorum on all matters presented at the Annual Meeting. Failure of the necessary quorums to be represented at the Annual Meeting will necessitate adjournment and will subject the Company to additional expense.

     A plurality of the votes cast by the holders of Common Stock entitled to vote is required to elect three of the nominees to the Board and the plurality of the votes cast by the holders of Class B Stock entitled to vote is required to elect the other seven nominees to the Board. Because the Company intends to take advantage of federal securities regulations applicable to plans approved by its shareholders, Rule 16b-3(b)(1) promulgated under the Securities Exchange Act of 1934 requires the affirmative vote of a majority of the votes represented at the Annual Meeting and entitled to be cast by the holders of the Common Stock and Class B Stock of the Company, voting as a single class, to approve the Stock Purchase Plan and the 1995 Plan. Accordingly, abstentions will have no effect on the election of directors, but will have the effect of negative votes with respect to the approval of the Stock Purchase Plan and the 1995 Plan. In contrast, broker "non-votes" resulting from a broker's inability to vote a client's share on non-discretionary matters (such as the Stock Purchase Plan and the 1995 Plan) will have no effect on the approval of such matters.

     There were 6,156,988 shares of Common Stock and 4,519,117 shares of Class B Stock outstanding as of the Record Date and therefore entitled to notice and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote and each share of Class B Stock is entitled to ten votes on each proposal to be presented at the Annual Meeting; however, with respect to the election of directors, only the Common Stock will vote with respect to three of the nominees and only the Class B Stock will vote with respect to the other seven nominees.

     Mark C. Pope III ("Mr. Pope"), Chairman of the Board and Chief Executive Officer of the Company, intends to vote his Class B Stock (which represents 99.1% of the Class B Stock outstanding as of the Record Date) in favor of the seven nominees to be voted on by the holders of Class B Stock and in favor of the proposals to approve the Stock Purchase Plan and the 1995 Plan.


        YOUR BOARD OF DIRECTORS URGES YOU TO SIGN, DATE AND RETURN THE
         ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE


                      PROPOSAL 1 - ELECTION OF DIRECTORS

NOMINEES

     The Board of Directors of the Company presently consists of ten members. The current terms of all existing directors expire upon the election and qualification of the directors to be elected at the Annual Meeting. The persons named as proxies intend to vote the proxies for the election as directors of the persons named below, each of whom is currently a director, unless the shareholders direct otherwise in their proxies. In the event any of the persons named below refuses or is unable to serve as a director (which is not now anticipated), the persons named as proxies reserve full discretion to vote for such other person or persons as may be nominated.

     Three of the nominees (Messrs. Andrews, Kirtland and Strayhorn) will be voted upon only by the holders of Common Stock. The remaining nominees (Messrs. Pope, Pope IV, Wood, J. Pope, C. Pope, Herring and Hatcher) will be voted upon only by the holders of Class B Stock.

     The following table sets forth the number of shares and percentage of the outstanding shares of Common Stock beneficially owned by (i) each director nominee, (ii) each executive officer named in the Executive Compensation tables set forth on pages 9 through 11 (the "Named Executive Officers"), (iii) each person known by management of the Company to own beneficially more than 5% of any class of the Company's voting securities and (iv) all directors and executive officers as a group, as of the Record Date. An asterisk indicates ownership of less than 1% of the class of Common Stock.

                              OWNERSHIP OF SHARES

                                                 COMMON STOCK
                            ---------------------------------------------------------
                               SOLE         SHARED
                            VOTING OR      VOTING OR     ATTRIBUTED
NAME OF                     INVESTMENT     INVESTMENT    BENEFICIAL    PERCENT
BENEFICIAL OWNER              POWER          POWER       OWNERSHIP    OF CLASS(1)
- -------------------------------------------------------------------------------------
Mark C. Pope III             944,217(2)        0(3)      15,200(4)      15.6(2)(3)(4)
Mark C. Pope IV               98,765           0              0          1.6
William A. Wood, Jr.           9,100           0              0           *
John R. Pope                  53,950           0(3)           0           *
Clifford M. Kirtland, Jr.      8,125(5)        0              0           *
Ralph N. Strayhorn, Jr.        6,830           0          1,860(6)        *
Warren E. Andrews             12,000      22,500(7)           0           *
Carter D. Pope               200,000           0              0          3.2

                                                 COMMON STOCK
                            ---------------------------------------------------------
                               SOLE         SHARED
                            VOTING OR      VOTING OR     ATTRIBUTED
NAME OF                     INVESTMENT     INVESTMENT    BENEFICIAL    PERCENT
BENEFICIAL OWNER              POWER          POWER       OWNERSHIP    OF CLASS(1)
- -------------------------------------------------------------------------------------
Alvan A. Herring, Jr.           31,166         0               0          *
James A. Hatcher                     0         0(3)      108,950(8)      1.8(3)
David S. Fraser                  1,000         0               0          *
Jim R. Tidwell                   1,000         0               0          *
All directors and
executive officers as a
group (14 persons)           1,377,041(2) 22,500(3)      126,010        24.8(9)

(1) Calculated by taking into account all shares as to which the indicated person or group has sole or shared voting or investment power or attributed beneficial ownership, but without regard to the shares of Common Stock issuable upon conversion of either (i) shares of Class B Stock held by that person or group or (ii) any of the Company's Convertible Debentures, and without regard to the disclaimers of beneficial ownership referred to in Notes (3), (4), (5), and (8) of this table.

(2) Does not include 4,478,092 shares of Class B Stock (99.1% of the Class B Stock outstanding as of the Record Date) held by Mr. Pope, each of which is convertible at the option of the holder into one share of Common Stock. If these shares of Class B Stock were included, Mr. Pope's Percent of Class of Common Stock would be 51.0%.

(3) Does not include an aggregate of 18,461 shares of Common Stock issuable upon conversion of $300,000 face value of the Company's Convertible Debentures held by the Betty Williams Marital Trust. Mr. Pope, Mr. J. Pope and Mr. Hatcher's spouse are the co-trustees of the trust. Mr. Pope, Mr. J. Pope and Mr. Hatcher disclaim beneficial ownership of the shares held by the Betty Williams Marital Trust.

(4) Mr. Pope disclaims beneficial ownership of the indicated shares, which are beneficially owned, controlled and held of record by his spouse.

(5) Does not include an aggregate of 3,692 shares of Common Stock issuable upon conversion of $60,000 face value of the Company's Convertible Debentures. If these shares were included, Mr. Kirtland's Percent of Class of Common Stock still would be less than one percent.

(6) Mr. Strayhorn disclaims beneficial ownership of the indicated shares, which are beneficially owned, controlled and held of record by his spouse.

(7) Jointly owned with Mr. Andrews' spouse, with whom he shares voting and investment power.

(8) The indicated shares are beneficially owned, controlled and held of record by Mr. Hatcher's spouse.

(9) If the shares of Common Stock issuable upon conversion of the Class B Stock referenced in Note (2) and the shares of Common Stock issuable upon conversion of the Convertible Debentures referenced in Note (3) and Note
     (5) to this table were included, the group's Percent of Class of Common Stock would be 56.5%.

The following table sets forth for each director nominee (based upon information supplied by him) his name, age, positions with the Company, principal occupation and business experience for the past five years and prior service as a director of the Company.

       (1) NOMINEES TO BE CONSIDERED BY THE HOLDERS OF THE CLASS B STOCK

                               POSITION WITH COMPANY,
                               PRINCIPAL OCCUPATION,
                               BUSINESS EXPERIENCE,                    DIRECTOR
      NAME                     OTHER DIRECTORSHIPS             AGE      SINCE
- -------------------------------------------------------------------------------
Mark C. Pope III (1)        Chairman of the Board and           70      1970
                            Chief Executive Officer of
                            Graphic Industries since
                            1970; President of Graphic
                            Industries, 1970-1989

Mark C. Pope IV (1)         President of Graphic                44      1978
                            Industries since 1989;
                            Vice President of Graphic
                            Industries, 1984-1989;
                            Assistant Secretary of
                            Graphic Industries, 1979-
                            1989; President of
                            Williams Printing Company,
                            1982-1987 (2)

William A. Wood, Jr.        Vice President of Graphic           75      1978
                            Industries since 1986;
                            President of The Stein
                            Printing Company, Inc.,
                            1978-1986 (2)

John R. Pope (1)            President of Williams Printing      50      1970
                            Company since 1990; Executive
                            Vice-President of Williams
                            Printing Company, 1989-1990;
                            Vice President-Sales of Williams
                            Printing Company, 1969-1989 (2)

Carter D. Pope (1)          President of Atlanta Blue           39      1988
                            Print Company since 1989;
                            Executive Vice President of
                            Atlanta Blue Print Company,
                            1987-1989; Vice President
                            of Atlanta Blue Print
                            Company, 1986-1987; Salesman,
                            The Stein Printing Company,
                            1982-1986 (2)

Alvan A. Herring, Jr.       Vice President of Graphic          51      1990
                            Industries since 1990;
                            President of Foote & Davies,
                            1989-1990 (commercial
                            printers); Senior Vice
                            President of Foote & Davies,
                            1982-1989

                               POSITION WITH COMPANY,
                               PRINCIPAL OCCUPATION,
                               BUSINESS EXPERIENCE,                    DIRECTOR
      NAME                     OTHER DIRECTORSHIPS             AGE      SINCE
- -------------------------------------------------------------------------------
James A. Hatcher(1)         Vice President and                  43      1992
                            General Counsel of Cox Cable
                            Communications, Inc., since
                            1992; Secretary and General
                            Counsel of Cox Enterprises,
                            Inc., 1988-1992; Secretary
                            of various subsidiaries of
                            Cox Enterprises, Inc.
                            1988-1992.

       (2) NOMINEES TO BE CONSIDERED BY THE HOLDERS OF THE COMMON STOCK

Clifford M. Kirtland, Jr.   Private Investor; Chairman          71      1984
                            of the Board of Cox
                            Communications, Inc., 1981-
                            1983; Oxford Industries, Inc.
                            (apparel manufacturer),
                            Shaw Industries, Inc.
                            (carpet manufacturer),
                            Adesa Corp.
                            (automobile auctioneers),
                            The Salomon Bros. Fund, Inc.
                            (investment company),
                            The Salomon Brothers Investors
                            Fund (investment company), The
                            Salomon Brothers Capital Fund
                            (investment company), and The Law
                            Companies Group, Inc. (professional
                            consulting and environmental engineers,
                            materials and testing laboratory)

Ralph N. Strayhorn, Jr.     Of counsel to Petree Stockton       72      1984
                            (formerly Petree Stockton &
                            Robinson) since 1988; General
                            Counsel and Secretary of The
                            Wachovia Corporation and
                            Wachovia Bank and Trust
                            Company, N.A., 1978-1988

Warren E. Andrews           Chairman of the Board of            74      1984
                            W. E. Andrews Co., Inc.,
                            1952-1989 (acquired by
                            Graphic Industries in
                            1984) (2)

(1) Mark C. Pope IV, John R. Pope and Carter D. Pope are sons and Mr. Hatcher is the son-in-law of Mark C. Pope III.
(2) Atlanta Blue Print Company, Williams Printing Company, The Stein Printing Company, Inc. and W. E. Andrews Co., Inc. are wholly-owned subsidiaries of the Company.

     Members of the Board of Directors of the Company who are not officers of the Company or any of its subsidiaries receive annual directors' fees of $5,000, plus $350 for each meeting of the Board or the Audit Committee attended and reimbursement for travel expenses. Directors who are officers of the Company or any of its subsidiaries receive $150 for each Board meeting attended and are reimbursed for travel expenses. For meetings held during fiscal 1995, non-officer directors received total fees as follows: Messrs. Strayhorn and Kirtland, as members of the Board of Directors and the Audit Committee, received total fees of $7,100 each, Messrs. Andrews and Hatcher received total fees of $6,400. Mr. Pope, Mr. Pope IV, Mr. Wood, Mr. J. Pope, Mr. C. Pope and Mr. Herring, directors who are also officers, received total fees of $600 each.

CERTAIN TRANSACTIONS

     Certain of the Company's executive officers and directors have participated in transactions between the Company and entities in which they have a material interest. See "Compensation Committee Interlocks and Insider Participation" for a description of these transactions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Pope and Mr. Pope IV are executive officers of the Company and also serve on its Executive Committee, which determines executive officers' salary and bonuses.

     Mr. Andrews serves on the Stock Option Committee, which awards compensation in the form of stock options to executive officers and other employees of the Company.

     In January 1995, Mr. Pope purchased land from the Company for $750,000 in cash, which represents the higher of two MAI appraisals obtained. In connection with this transaction, the Company realized a gain of approximately $450,000. The purchase was approved by the Board of Directors of the Company, which determined that the purchase price did not exceed the fair market value of the property.

MEETINGS AND COMMITTEES

     During fiscal 1995, the Board of Directors met four times and did not have a nominating or compensation committee. The Executive Committee of the Board of Directors, which consists of Mr. Pope and Mr. Pope IV, determines salary and bonus compensation for the Company's executive officers. The Executive Committee met 12 times during fiscal 1995. The Stock Option Committee, which consists of Messrs. Pope and Andrews, determined stock option awards for all executive officers (excluding Mr. Pope) and other key associates of the Company. The Stock Option Committee met 4 times during fiscal 1995. The Audit Committee met two times during fiscal 1995 and consisted of Messrs. Kirtland, Strayhorn and Pope
IV. The Audit Committee is responsible for reviewing and making recommendations regarding the Company's employment of independent auditors, the annual audit of the Company's financial statements and the Company's internal accounting practices and policies. Each director of the Company attended at least 75% of the meetings of the Board of Directors and the committees of which he was a member.

                            EXECUTIVE COMPENSATION

     The Company has no standing compensation committee; however, the Executive Committee of the Board of Directors determines salary and bonus compensation for all executive officers of the Company and the Stock Option Committee determines stock option awards for all executive officers (excluding Mark C. Pope III) and other key associates of the Company. The Executive Committee is composed of Mark
C. Pope III, Chairman of the Board and CEO, and Mark C. Pope IV, President. The Stock Option Committee is composed of Mr. Pope III and Warren E. Andrews, a director of the Company.

COMPENSATION REPORT OF THE EXECUTIVE AND STOCK OPTION COMMITTEES OF THE BOARD OF DIRECTORS OF GRAPHIC INDUSTRIES, INC.

     The Company seeks to attract and retain key executives who will assist the Company in meeting its annual and long-term sales and profit goals, thereby serving the interest of the Company's Shareholders. The elements of the Company's executive compensation are annual cash compensation (salary and bonuses) and stock options. The Executive Committee believes that the demands and expectations of clients and the Company warrant better than median levels of compensation. The Company's compensation practices are designed to achieve the following goals:

1. Provide salaries that are competitive with those paid to executives in similar positions at private and public companies in each of the Company's key market areas.

2. Create a link between the executive's compensation and the Company's performance through stock options and bonus opportunities.

3. Align the financial interest of the executives with that of the shareholders by means of stock options and bonus opportunities in order to increase shareholder value.

     The cash compensation of executive officers (including the CEO and President) is reviewed annually and adjustments are considered in view of the Executive Committee's assessment of 1) the Company's sales, profit and stock price performance; 2) the executive officers' individual leadership and experience; and 3) compensation levels of executives in similar positions at private and public companies in each of the Company's key market areas. Stock options are granted from time to time to provide incentives to executives to work toward financial objectives that support total shareholder returns in the form of market price appreciation and dividends. The Company's Named Executive Officers received options in fiscal 1995 to provide such an incentive.

     The Company provides medical and other similar benefits to its executive officers on the same basis as made available to other employees of the Company.

     Mr. Pope and Mr. Andrews cannot receive any stock options under the Company's 1988 Incentive Stock Option Plan, 1991 Stock Option Plan or the proposed 1995 Stock Option Plan because Mr. Pope and Mr. Andrews serve on the committee administering the Company's Stock Option Plans and must remain "disinterested" under applicable securities laws and rules.

     Submitted by the members of the Executive Committee and the Stock Option Committee of The Board of Directors of Graphic Industries, Inc.


         MARK C. POPE III      MARK C. POPE IV      WARREN E. ANDREWS

SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the S&P 500 Stock Index and the cumulative total return for a peer group for the period of five years commencing on January 31, 1990 and ending on January 31, 1995.


               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
      AMONG GRAPHIC INDUSTRIES, INC. THE S&P 500 INDEX AND A PEER GROUP**

                             [GRAPH APPEARS HERE]

Measurement period              GRAPHIC          S&P          PEER
(Fiscal Year Covered)       INDUSTRIES, INC.     500          GROUP
- ---------------------       ----------------   -------       -------
Measurement PT -
1/90                            $ 100.00       $ 100.00      $ 100.00
1/91                            $  68.00       $ 108.00      $  93.00
1/92                            $  72.00       $ 133.00      $ 101.00
1/93                            $ 100.00       $ 147.00      $ 109.00
1/94                            $ 103.00       $ 166.00      $ 129.00
1/95                            $ 128.00       $ 167.00      $ 127.00



* Assumes $100 invested on January 31, 1990 in Graphic Industries, Inc. S&P 500 Stock Index and a Peer Group constructed by the Company. Total return assumes reinvestment of dividends.

** The Graphic Industries Peer Group is comprised of nine publicly-held printing companies with operations in the commercial printing industry similar to those of the Company. The companies in the peer group are: Cadmus Communications Corp., Courier Corp., Devon Group, Inc., R.R. Donnelley & Sons Co., Lawson Mardon Group, Mickelberry Corporation, Moore Corporation Limited, Quebecor, Inc. and Waverly, Inc.

                         EXECUTIVE COMPENSATION TABLES

     The following tables set forth certain information required by the Securities and Exchange Commission relating to various forms of compensation of executive officers of the Company with respect to the periods presented.

                                                    SUMMARY COMPENSATION TABLE
- ------------------------------------------------------------------------------------------------------------------------------------

                                                  ANNUAL COMPENSATION                 LONG TERM COMPENSATION
                                                                              -------------------------------------
                                                                                       AWARDS            PAYOUTS
                                           ------------------------------------------------------------------------
                                                               OTHER ANNUAL   RESTRICTED                LONG-TERM      ALL OTHER
                                                               COMPENSATION     STOCK      OPTIONS/  INCENTIVE PLAN   COMPENSATION
                                FISCAL      SALARY     BONUS  (1994 AND 1995)   AWARDS      SARS         PAYOUTS     (1994 AND 1995)
NAME AND PRINCIPAL POSITION      YEAR        ($)        ($)         ($)          ($)       (#)(1)         ($)              ($)
- ------------------------------------------------------------------------------------------------------------------------------------

Mark C. Pope III                 1995      $348,000      0           0            0          0             0             $3,000(2)
Chairman & CEO                   1994      $319,000      0           0            0          0             0              4,497(2)
                                 1993      $319,000      0                        0          0             0              4,364(2)
- ------------------------------------------------------------------------------------------------------------------------------------

Mark C. Pope IV                  1995      $298,100      0           0            0       10,000           0             $2,775(2)
President                        1994      $240,000      0           0            0       15,000           0              3,280(2)
                                 1993      $205,000      0           0            0          0             0              2,183(2)
- ------------------------------------------------------------------------------------------------------------------------------------

Alvan A. Herring, Jr.            1995      $225,500      0           0            0        7,500           0             $3,000(2)
Vice President                   1994      $213,800      0           0            0          0             0              4,269(2)
                                 1993      $198,000      0                        0       10,000           0              3,527(2)
- ------------------------------------------------------------------------------------------------------------------------------------

Jim R. Tidwell                   1995      $145,000      0           0            0          0             0             $2,810(2)
Vice President                   1994         (3)        -           -            -          -             -                -
                                 1993         (3)        -           -            -          -             -                -
- ------------------------------------------------------------------------------------------------------------------------------------

David S. Fraser                  1995      $101,596      0           0            0       13,000           0                0
CFO & Treasurer                  1994         (3)        -           -            -          -             -                -
                                 1993         (3)        -           -            -          -             -                -
- ------------------------------------------------------------------------------------------------------------------------------------


(1) Options granted in fiscal 1993, fiscal 1994 and fiscal 1995 were granted pursuant to the Graphic Industries, Inc. 1991 Stock Option Plan.

(2) These amounts represent the Company's matching contributions to the named executives' 401(k) accounts, under the Company's Profit Sharing Plan, during the indicated years.

(3) The indicated person was not an executive officer of the Company between 1993 and 1995.

FISCAL 1995 OPTION GRANTS

     This table presents information regarding fiscal 1995 option grants to the named executive officers. The Company has no outstanding stock appreciation rights and granted no stock appreciation rights during fiscal 1995.

                                   OPTION GRANTS IN FISCAL 1995
- ------------------------------------------------------------------------------------------------------
                                                                         Potential Realizable Value at
                                                                            Assumed Annual Rates of
                                                                            Stock Price Appreciation
                           Individual Grants                                     for Option Term
- ------------------------------------------------------------------------------------------------------
                           % of Total Options
                 Options      Granted to       Exercise or
                 Granted     Employees in      Base Price   Expiration          5%                10%
 Name              (#)       Fiscal Year(3)      ($/Sh)        Date             ($)               ($)
- ------------------------------------------------------------------------------------------------------
Mr. Pope III        -             -                -             -               -                 -
- ------------------------------------------------------------------------------------------------------
Mr. Pope IV      5,000(1)        2.6%             9.00        1/31/96          6,200             8,650
                 5,000(1)        2.6%             9.00        1/31/97          8,750            14,000
- ------------------------------------------------------------------------------------------------------
Mr. Herring      3,750(1)        2.0%             9.00        1/31/96          4,650             6,487
                 3,750(1)        2.0%             9.00        1/31/97          6,563            10,500
- ------------------------------------------------------------------------------------------------------
Mr. Tidwell      2,500(1)         -               9.00        1/31/96          3,100             4,325
                 2,500(1)         -               9.00        1/31/97          4,375             7,000
- ------------------------------------------------------------------------------------------------------
Mr. Fraser       2,666(2)        1.4%             8.75        1/31/96          3,972             5,279
                 2,666(2)        1.4%             8.75        1/31/97          5,332             8,131
                 2,667(2)        1.4%             8.75        1/31/98          6,774            11,281
                 2,500(1)        1.3%             9.00        1/31/96          3,100             4,325
                 2,500(1)        1.3%             9.00        1/31/97          4,375             7,000
- ------------------------------------------------------------------------------------------------------

(1) These stock options were granted on May 24, 1994 at an exercise price equal to the then current fair market value of the Common Stock pursuant to the Graphic Industries, Inc. 1991 Stock Option Plan and vest in one-half annual installments beginning on January 1, 1996. Upon a merger, consolidation or other reorganization of the Company involving the exchange, conversion, adjustment or other modification of outstanding options, optionees will be entitled to receive shares of stock, other securities or other property to which terms of the agreement of merger, consolidation or other reorganization would entitle the optionee to receive had he been a holder of record of the shares of Common Stock as to which he could exercise the option.

(2) These stock options were granted on May 25, 1994 at an exercise price equal to the then current fair market value of the Common Stock pursuant to the Graphic Industries, Inc. 1991 Stock Option Plan and vest in one third annual installments beginning on January 1, 1996. Upon a merger, consolidation or other reorganization of the Company involving the exchange, conversion, adjustment or other modification of outstanding options, optionees will be entitled to receive shares of stock, other securities or other property to which terms of the agreement of merger, consolidation or other reorganization would entitle the optionee to receive had he been a holder of record of the shares of Common Stock as to which he could exercise the option.

(3)  Based on options to purchase 191,800 shares granted in fiscal 1995.

INDIVIDUAL OPTION EXERCISES IN FISCAL 1995 AND VALUES AT JANUARY 31, 1995

This table presents information regarding fiscal 1995 option exercises and the value of unexercised options held at January 31, 1995.

- -------------------------------------------------------------------------------------
                            FISCAL YEAR-END OPTION VALUE
- -------------------------------------------------------------------------------------
                                                  NUMBER OF      VALUE OF UNEXERCISED
                                                 UNEXERCISED     IN-THE-MONEY OPTIONS
                                              OPTIONS AT FY-END       AT FY-END
                                                    (#)                ($)(2)
               SHARES
              ACQUIRED
             ON EXERCISE      VALUE REALIZED    EXERCISABLE/        EXERCISABLE/
    NAME          (#)             ($)(1)        UNEXERCISABLE       UNEXERCISABLE
- -------------------------------------------------------------------------------------
Mr. Pope III         0                  0              0/0                  0/0
- -------------------------------------------------------------------------------------
Mr. Pope IV          0                  0         0/17,500            0/$21,525
- -------------------------------------------------------------------------------------
Mr. Herring      3,333            $12,899         0/10,834            0/$18,528
- -------------------------------------------------------------------------------------
Mr. Tidwell      3,333            $12,899          0/8,334            0/$16,653
- -------------------------------------------------------------------------------------
Mr. Fraser           0                  0         0/13,000            0/$11,750
- -------------------------------------------------------------------------------------

(1) Represents the difference between the market price of the shares on the date of exercise and the exercise price.
(2) Represents the value of unexercised, in-the-money options at January 31, 1995, based upon the $9.75 closing price of the Common Stock on that date. Amounts have been rounded to the nearest dollar.

      PROPOSAL 2 - PROPOSAL TO APPROVE THE ADOPTION OF THE AMENDMENT AND
          RESTATEMENT OF THE COMPANY'S ASSOCIATE STOCK PURCHASE PLAN

INTRODUCTION

     Effective February 1, 1995, the Board of Directors adopted the amendment and restatement of the Graphic Industries, Inc. Employee Stock Purchase Plan and renamed that Plan the Graphic Industries, Inc. Associate Stock Purchase Plan (the "Stock Purchase Plan"). The Stock Purchase Plan is set forth in Appendix A to this proxy statement and the following summary is qualified in its entirety by reference to Appendix A.

     The purpose of the Stock Purchase Plan is to enable eligible associates of the Company to purchase Company Common Stock on advantageous terms and thereby allow such associates to share in the success of the Company and to encourage them to remain in the service of the Company. Accordingly, the Board of Directors has approved and recommends a vote in favor of the Stock Purchase Plan.

DESCRIPTION OF THE STOCK PURCHASE PLAN

     Under the terms of the Stock Purchase Plan, eligible associates of the Company may be granted rights to purchase shares of Company Common Stock, $.10 par value. The maximum number of shares of Common Stock reserved for issuance under the Stock Purchase Plan is established by the action of the Board of Directors. Currently 500,000 shares of Common Stock are reserved for issuance under the Stock Purchase Plan. This number of shares may be adjusted as a result of events such as stock dividends, stock splits, recapitalization, merger or otherwise.

     The Stock Purchase Plan will be administered by a committee of the Board of Directors which must consist of not fewer than two directors. No person may become a member of the committee if he has been granted or awarded equity securities pursuant to the Stock Purchase Plan or any other plan of the Company or any of its subsidiaries for at least one year prior to his service on the committee, if such grant or award would cause that person to be not "disinterested" for purposes of Rule 16b-3 as promulgated pursuant to the Securities Exchange Act of 1934. Presently, it is expected that Mr. Mark C. Pope, III and Mr. Mark C. Pope, IV will constitute the committee.

     The Board of Directors may amend or terminate the Stock Purchase Plan at any time. However, the Board of Directors may condition any amendment on the approval of the shareholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws to which the Company, the Stock Purchase Plan or the eligible associates are subject.

     Any associate of the Company who is age 18 or over and who is employed by the Company or by any of its wholly-owned subsidiary corporations for the purposes of the Federal Insurance Contributions Act is eligible to elect to purchase Common Stock through the Stock Purchase Plan. As of April 20, 1995, approximately 2,960 associates were eligible to participate in the Stock Purchase Plan.

     To participate in the Stock Purchase Plan, each eligible associate must execute and deliver to the committee an agreement specifying the amount the associate wishes to contribute to the Stock Purchase Plan for the purchase of shares of Common Stock (an "Enrollment Agreement"). An Enrollment Agreement is effective as soon as reasonably practicable after the date the agreement is delivered to the brokerage firm retained to purchase Common Stock for the benefit of eligible associates (the "Broker"). An Enrollment Agreement continues in force until it is revoked by the Company as provided in the Stock Purchase Plan or revoked or modified by the eligible associate by written notice delivered to the committee of the Stock Purchase Plan. All revocations or modifications by an eligible associate become effective as of the January 1, April 1, July 1, or October 1 beginning after the date the revocation or modification is received by the committee.

     Each eligible associate who signs an Enrollment Agreement thereby authorizes the Company to withhold from payroll checks, during each pay period during which the Enrollment Agreement is in effect, the amount designated on the agreement for the purchase of Common Stock. The amount designated may not be less than $10 per pay period and no more than $200 per week. Each eligible associate who does not have an Enrollment Agreement in effect for January 1995 and who executes an agreement effective in February or March of 1995, and each eligible associate who has an Enrollment Agreement in effect for January 1995 and executes an Enrollment Agreement effective in February or March 1995 to increase contributions by at least $5 per week, will receive a Company contribution pursuant to the Stock Purchase Plan for $100 for the purchase of Common Stock pursuant to the Stock Purchase Plan. Each month the Company will transfer amounts withheld from payroll checks in the preceding month (and with respect to February and March 1995 only, Company contributions) to the Broker who will use these transferred amounts to purchase from the Company whole and fractional shares of Common Stock for the participant's benefit. The amount of stock purchased will be determined by dividing the associate contributions withheld from payroll checks in the preceding month (plus any Company contributions made as described above) by 90% of the closing purchase price per share of Common Stock as determined on the exchange on which the Common Stock is traded on the most recent trading date preceding the purchase. The Company will pay all fees and commissions owed the Broker resulting from the purchase of shares of stock through the Stock Purchase Plan.

     In addition, each eligible associate who has an Enrollment Agreement in effect may purchase up to $10,000 per year of Common Stock directly from the Company by completing the required form. The Company will issue directly to each eligible associate as many whole shares of Common Stock as may be purchased with the amount elected on the applicable form and paid to the Company. Any cash remaining will be refunded to the associate. The Company will sell the shares directly to participants at the same purchase price as shares which are bought through payroll withholding for the month in which the associate pays for the shares, but without the 10% discount. As of April 17, 1995, the closing purchase price per share of Common Stock was $9.75.

     A participant who retires, dies or terminates employment will be deemed to have withdrawn from the Stock Purchase Plan as of the date of retirement, death or termination of employment. The Enrollment Agreement shall be deemed revoked, all future contributions to the Stock Purchase Plan on his behalf and any withholdings from his payroll checks shall cease and all such withholdings, contributions and any cash dividends paid on Common Stock held for the benefit of the associate which have not been used to purchase Common Stock and all cash dividends declared and not paid prior to death or termination will be paid to the terminated associate or the personal representative of the deceased associate within a reasonable period of time.

FEDERAL TAX TREATMENT

     A participant in the Stock Purchase Plan will recognize compensation, taxable as ordinary income, on the amount that is deducted from his or her paycheck, the amount contributed by the Company to the Stock Purchase Plan on his or her behalf, the dollar amount of the 10% discount on the purchases made by the Broker for the participant and fees or commissions paid to the Broker on the participant's behalf. Those amounts will also be subject to payroll taxes, such as FICA, which will be deducted from the participant's paycheck. The Company will be entitled to a deduction for an amount equal to the amount recognized by the participant as taxable income (compensation).

     A subsequent taxable disposition of the shares of Common Stock held as a capital asset will result in capital gain or loss measured by the difference between the amount realized when the stock is sold and the allocated "adjusted basis" of the stock which is sold. In general, the "adjusted basis" of a particular block of stock will be equal to the amount of compensation recognized, and treated as taxable income, with respect to that particular block of stock. The total amount of compensation recognized with respect to a particular block of stock will be allocated on a pro rata basis to each share of stock in that particular block. The gain or loss will be treated as a long-term capital gain or loss if the shares of stock are held for more than one year.

    Stock and/or cash dividends may be paid with respect to Common Stock. In general, stock dividends which are distributed on a pro rata basis to all shareholders are not recognized as taxable income by the shareholders. If a nontaxable stock dividend is received, the basis of the stock with respect to which the stock dividend was made must be allocated between the stock previously held and the additional stock received as a dividend.

     If a cash dividend is paid, the participant will recognize taxable income even though the cash dividend paid to his or her account with the Broker is automatically invested in additional stock. The basis of the stock purchased will be equal to its cost.

     The preceding summary should not be construed as legal, tax or investment advice. Each participant should consult his or her own counsel, accountant or business advisor as to the legal, tax (federal and state) and related consequences of purchase of stock under the Stock Purchase Plan and subsequent sale of the Company stock.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

              PROPOSAL 3 -- PROPOSAL TO APPROVE THE ADOPTION OF
              THE GRAPHIC INDUSTRIES, INC. 1995 STOCK OPTION PLAN

INTRODUCTION

     Effective March 31, 1995, the Board of Directors adopted, subject to the approval of the shareholders, the Graphic Industries, Inc. 1995 Stock Option Plan (the "1995 Plan"). The 1995 Plan will terminate on March 31, 2005, unless it is discontinued by the Board of Directors at an earlier date. The 1995 Plan is set forth in its entirety as Appendix B to this proxy statement and the following summary is qualified in its entirety by reference to Appendix B.

     The purpose of the 1995 Plan is to secure and retain the services of officers, key associates and directors of the Company, thereby promoting the interests of the Company and its shareholders by giving such officers, key associates and directors of the Company and its subsidiaries an opportunity to invest in the future success of the Company.

DESCRIPTION OF THE 1995 PLAN

     The 1995 Plan permits the granting of either incentive or nonqualified stock options representing the right to purchase up to an aggregate of 1,000,000 shares of the Company's Common Stock, $.10 par value, with no more than 250,000 of those shares issuable pursuant to options granted to members of the Board of Directors. To the extent required under Section 162(m) of the Internal Revenue Code and its regulations for compensation to be treated as qualified performance-based compensation, the maximum number of shares with respect to which options may be granted during any one-year period to any individual may not exceed 100,000. As of April 21, 1995, approximately 175 associates were eligible to participate in the 1995 Plan.

     If ratified and approved by the shareholders, the 1995 Plan will be deemed to have been effective as of March 31, 1995, and options may be granted thereunder from such time through March 31, 2005. The 1995 Plan will be administered by a committee of the Board of Directors which must consist of not fewer than two directors. No person may become a member of the committee if he has been granted or awarded equity securities pursuant to the 1995 Plan or any other plan of the Company or any of its subsidiaries for at least one year prior to his service on the committee, if such grant or award would cause that person to be not "disinterested" for purposes of Rule 16b-3 as promulgated pursuant to the Securities Exchange Act of 1934. The committee determines which key associates, directors and officers of the Company and its subsidiaries will be eligible to receive options and determines the terms and provisions of the stock option agreements made under the 1995 Plan (the "Agreements").

Presently, it is expected that Mr. Mark C. Pope, III and Mr. Warren E. Andrews will constitute the committee, following shareholder approval of the 1995 Plan. The 1995 Plan provides for the Company to indemnify committee members under certain circumstances.

     The Committee adjusts the number of shares reserved for issuance and any outstanding options, both as to the number of option shares and the option price, for any increase or decrease in the number of outstanding shares resulting from stock splits, stock dividends, subdivisions or combinations of shares, reclassifications, mergers or consolidations or other similar events. The committee will not adjust outstanding options for cash dividends or the issuance to optionees of rights to subscribe for additional stock or securities of the Company.

     The Board of Directors may, insofar as permitted by law, amend or terminate the 1995 Plan without shareholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of the shareholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws to which the Company, the 1995 Plan, optionees or eligible associates are subject.

     The purchase price for Common Stock to be issued upon the exercise of stock options must be paid as set forth in the Agreements, which may provide for payment to be made in cash, by delivery to the Company of shares that have been owned by the holder for at least six months prior to the date of exercise, by receipt of the exercise price in cash from a broker, dealer, or other "creditor", or in any other form or manner that is acceptable to the committee. Stock options are not transferable by an optionee other than by will or the laws of descent and distribution. The term during which options may be exercised will be determined in each case by the committee, provided that the term of incentive stock options must expire no later than 10 years (five years with respect to incentive stock options held by 10% owners) from the date of grant.

     Incentive stock options under the 1995 Plan must be granted at an exercise price not less than 100% of the fair market value of the shares on the date the option is granted (110% as to any 10% owner). Incentive stock options may not be granted to the extent the aggregate fair market value, determined at the time the committee grants the option, of stock with respect to which stock options intended to meet the requirements of Section 422 of the Internal Revenue Code are exercisable for the first time by an optionee during any calendar year under all plans of the Company and its subsidiaries exceeds $100,000.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion outlines generally the federal income tax consequences of participation in the 1995 Plan. Individual circumstances may vary these results. The federal income tax law and regulations are frequently amended, and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the 1995 Plan.

     A participant will not recognize income upon the grant of a nonqualified stock option. At the time the participant exercises a nonqualified option or portion thereof, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the stock on the date the option is exercised over the price paid for the stock, and the Company will then be entitled to a corresponding deduction. However, if the recipient is subject to Section 16(b) of the Exchange Act, the date on which the fair market value of the shares transferred is determined will be the earlier of the last day of the six-month period beginning on the date the "property" is "purchased" or the first day on which a sale of the "property purchased" will not subject the recipient to suit under Section 16(b) of the Exchange Act. Alternatively, if such a recipient makes a timely election under Section 83(b) of the Internal Revenue Code, such fair market value will be determined on the date the shares are transferred pursuant to the exercise without regard to the effect of Section 16(b) of the Exchange Act. The recipient will recognize ordinary income in the year in which the fair market value of the shares transferred is determined. The Company generally will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the recipient when such ordinary income is recognized by the recipient, provided the Company satisfies applicable federal income tax withholding requirements.

     Depending on the period the shares of Common Stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a non-qualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the non-qualified option was exercised.

     A participant who exercises an incentive stock option will not be taxed at the time he or she exercises his or her option or a portion thereof. Instead, he or she will be taxed at the time he or she sells the stock purchased pursuant to the option. To receive the treatment applicable to incentive stock options, the optionee must be an associate on the date of grant and must remain an associate until three months before the date of exercise of the option. If the optionee does not sell the stock prior to two years from the date of grant of the option and one year from the date the stock is transferred to him or her, the gain will be capital gain and the Company will not get a corresponding deduction.

     If shares of stock transferred pursuant to the exercise of an incentive stock option are disposed of at a gain within two years from the date the option is granted or within one year from the date the option is exercised, the optionee generally will recognize ordinary income equal to the lesser of (1) the gain recognized (i.e., the excess of the amount realized on the disposition over the exercise price) or (2) the excess of the fair market value of the shares transferred upon exercise over the exercise price for such shares. If the Optionee is subject to Section 16(b) of the Exchange Act, special rules may apply to determine the amount of ordinary income recognized on the disposition. The balance, if any, of the Optionee's gain over the amount treated as ordinary income on disposition generally will be treated as long- or short-term capital gain depending upon whether the holding period applicable to long-term capital assets is satisfied. The Company normally would be entitled to a federal income tax deduction equal to any ordinary income recognized by the optionee, provided the Company satisfies applicable federal income tax withholding requirements.

     If the optionee sells the stock for less than the amount he or she paid for the stock prior to the one or two year periods indicated above, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss.

     Exercise of an incentive stock option may subject a participant to, or increase a participant's liability for, the alternative minimum tax.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

                                   AUDITORS

     The firm of Ernst & Young has served as the Company's independent public accountants since 1983 and the Board of Directors intends to reappoint this firm for fiscal 1996. A representative of this firm is expected to attend the Meeting to respond to questions from Shareholders and to make a statement if he so desires.

                 SHAREHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

     Any Shareholder of the Company wishing to submit a proposal for action at the Company's annual meeting of shareholders in 1995 and desiring the proposal to be considered for inclusion in the Company's proxy materials relating thereto must provide a written copy of the proposal to the management of the Company at its principal executive offices not later than January 21, 1996. A shareholder desiring to submit proposals must be the record or beneficial owner of at least one percent or $1,000 in market value of the Company's shares, must have held the shares for at least one year and continue to hold the shares through the date of the meeting, and must otherwise comply with the rules of the Securities and Exchange Commission relating to shareholder proposals.

                                 ANNUAL REPORT

     The Company's 1995 Annual Report to Shareholders is being mailed to the Company Shareholders with this proxy statement. The Annual Report is not part of the proxy soliciting material.

                                    GENERAL

     The Board of Directors does not know of any other matters to be presented at the Meeting for action by Shareholders. However, if any other matters requiring a vote of the Shareholders arise at the Meeting or any adjournment thereof, it is intended that votes will be cast pursuant to the proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mail, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram, or personal interview. The Company may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting materials to their principals, the beneficial owners of common stock of the Company, and will reimburse them for their reasonable out-of-pocket expenses.

     A list of Shareholders entitled to be present and vote at the Meeting will be available during the Meeting for inspection by Shareholders who are present.

     You are requested to mark, date, sign, and return the enclosed proxy promptly so that your shares will be represented at the Meeting, whether or not you plan to be present at the Meeting. An envelope has been provided for that purpose. No postage is required if mailed in the United States.


Atlanta, Georgia
April 21, 1995

                                  APPENDIX A



                           GRAPHIC INDUSTRIES, INC.
                         ASSOCIATE STOCK PURCHASE PLAN

     THIS INDENTURE, made on the 31st day of January, 1995, by GRAPHIC INDUSTRIES, INC., a corporation organized and existing under the laws of the State of Georgia (hereinafter called the "Corporation");

                             W I T N E S S E T H :

     WHEREAS, the Corporation maintains the Graphic Industries, Inc. Associate Stock Purchase Plan under an indenture dated September 22, 1987 (the "Old Plan");

     WHEREAS, the Corporation desires to amend the Old Plan to increase the amount of stock of the Corporation which an associate can purchase under the Plan and to make the other changes set forth herein;

     NOW, THEREFORE, effective February 1, 1995, the Corporation does hereby amend and restate and rename the Old Plan as the Graphic Industries, Inc. Associate Stock Purchase Plan (the "Plan") so that it shall read in its entirety as follows:

                           GRAPHIC INDUSTRIES, INC.
                         ASSOCIATE STOCK PURCHASE PLAN

                               TABLE OF CONTENTS

                                                                        Page No.

SECTION 1   DEFINITIONS ...........................................         1
SECTION 2   TERM ..................................................         1
SECTION 3   ELIGIBILITY AND ENROLLMENT ............................         1
SECTION 4   ASSOCIATE CONTRIBUTIONS ...............................         2
SECTION 5   CORPORATION CONTRIBUTIONS .............................         2
SECTION 6   PURCHASE OF STOCK .....................................         2
SECTION 7.  STOCK CERTIFICATES AND DIVIDENDS ......................         3
SECTION 8.  DEATH OR TERMINATION OF EMPLOYMENT ....................         3
SECTION 9.  ADMINISTRATIVE COMMITTEE ..............................         4
SECTION 10. GENERAL MATTERS .......................................         5

                                  SECTION 1.
                                  DEFINITIONS

     1.1 "Administrative Committee" means the committee appointed by the Board of Directors to administer the Plan.

     1.2  "Board of Directors" means the Board of Directors of the Corporation.

     1.3 "Broker" means the brokerage firm retained to purchase stock for the benefit of Associates.

     1.4 "Calendar Quarter" means each three-month period beginning on January 1, April 1, July 1 and October 1 of each calendar year.

     1.5  "Corporation" means Graphic Industries, Inc.

     1.6 "Associate" means any person, age 18 or over, who is employed by the Corporation or by any of its wholly-owned subsidiary corporations for the purposes of the Federal Insurance Contributions Act.

     1.7 "Enrollment Agreement" means the form to be executed by an Associate who wishes to enroll in the Plan.

     1.8 "Stock" means shares of the Common Stock, $.10 par value per share, of Graphic Industries, Inc., or securities issued in substitution or exchange therefor or upon modification or reclassification thereof, and specifically does not mean shares of the Class B Common Stock, $.10 par value per share, of the Company.

                                  SECTION 2.
                                     TERM

     This Plan shall begin on the date hereof and shall continue indefinitely until terminated by the Board of Directors.

                                  SECTION 3.
                          ELIGIBILITY AND ENROLLMENT

     3.1  A person must be an Associate in order to participate in the Plan.

     3.2 Each Associate who wishes to participate in the Plan must execute and deliver to the Administrative Committee an Enrollment Agreement, in the form prescribed by the Administrative Committee, which shall specify the amount that the Associate wishes to contribute to the Plan for the purchase of shares of Stock. An Enrollment Agreement shall be effective as soon as reasonably practicable after the date the Enrollment Agreement is delivered to the Broker.

     3.3 An Enrollment Agreement shall continue in force during each succeeding Calendar Quarter, unless sooner revoked by the Corporation as provided in the Plan, or revoked or modified by the Associate by written notice of revocation or modification which shall be delivered to the Administrative Committee. All revocations or modifications by an Associate shall become effective as of the next succeeding Calendar Quarter beginning after the date of receipt of the revocation or modification by the Administrative Committee.

                                  SECTION 4.
                            ASSOCIATE CONTRIBUTIONS

     4.1 Each Associate who signs an Enrollment Agreement shall thereby have authorized the Corporation to withhold from his payroll checks during each pay period during which the Enrollment Agreement is in effect the amount designated on the executed Enrollment Agreement for the purchase of Stock pursuant to Plan
Section 6.1. The amount designated shall not be less than $10 per pay period and not more than $200 per week.

     4.2 During the period in which an Enrollment Agreement is in effect, each Associate may, by completing a form provided by the Corporation, pay up to $10,000 per calendar year to the Corporation for the purchase of Stock pursuant to Plan Section 6.2.

     4.3 No interest shall be earned on any amount withheld from an Associate's payroll check or on any amount paid by an Associate to the Corporation.

                                  SECTION 5.
                           CORPORATION CONTRIBUTIONS

     For (a) each Associate who does not have an Enrollment Agreement in effect for January 1995 and executes an Enrollment Agreement effective in February or March 1995, and (b) each Associate who has an Enrollment Agreement in effect for January 1995 and executes an Enrollment Agreement effective in February or March 1995 to increase his contributions by at least $5 per week, the Corporation shall contribute to the Plan $100 for the purchase of Stock pursuant to Plan
Section 6.1.

                                  SECTION 6.
                               PURCHASE OF STOCK

     6.1 Each month, the Corporation shall transfer to the Broker the amount, net of payroll tax and other deductions, of Associate contributions withheld from payroll checks in the preceding month pursuant to Plan Section 4.1 (and with respect to February and March 1995 only, contributions by the Corporation pursuant to Plan Section 5), and the Broker shall purchase from the Corporation as many whole and fractional shares of Stock for the benefit of the Associate as may be purchased with such funds and from cash dividends paid on the Stock then held by the Broker pursuant to this Plan. The purchase price for each share of Stock shall be 90% of the closing purchase price per share of Stock as determined on the exchange on which Stock is traded on the most recent trading date preceding the purchase. Any shares of Stock purchased shall as soon as administratively feasible following the purchase be allocated to an account maintained by the Broker in the name of each Associate. The Corporation shall pay the fees or commissions of the Broker resulting from the purchase of shares of Stock through the Plan.

     6.2 The Corporation will issue directly to the Associate as many whole shares of Stock as may be purchased as Associate's payment pursuant to Plan
Section 4.2 and refund any cash remaining to the Associate. The purchase price for each share of Stock shall be 100% of the closing purchase price per share of Stock as determined on the exchange on which Stock is traded on the most recent trading date preceding the date the Broker makes the first purchase pursuant to Plan Section 6.1 in the month following the month the Corporation receives payment from the Associate pursuant to Plan Section 4.2.

                                  SECTION 7.
                       STOCK CERTIFICATES AND DIVIDENDS

     The Broker shall hold the Stock purchased pursuant to Plan Section 6.1 for the benefit of an Associate. The Associate at any time may give notification to the Broker to sell or transfer any or all shares of Stock allocated to him. Stock dividends paid on Stock held for the benefit of an Associate shall be paid to the Associate. Cash dividends paid on Stock held by the Broker on behalf of each Associate shall be paid to the Broker for the benefit of the Associate and shall be used by the Broker to purchase additional shares of Stock for that Associate.

                                  SECTION 8.
                      DEATH OR TERMINATION OF EMPLOYMENT

     In the event of the death of an Associate or the termination of his employment for any other reason during a Calendar Quarter, any effective Enrollment Agreement shall be revoked, all future contributions of the Corporation or the Associate to the Plan on his behalf and any withholdings from his payroll checks shall cease, and all such withholdings, Associate contributions, and any cash dividends paid on Stock held by the Broker for the benefit of that Associate which have not been used to purchase Stock, and all cash dividends declared but not paid prior to death or termination shall, within a reasonable period of time, be paid to the terminated Associate or the personal representative of the estate of a deceased Associate.

                                  SECTION 9.
                           ADMINISTRATIVE COMMITTEE

     9.1 The Board of Directors shall appoint at least two of its members to the Administrative Committee (the "Administrative Committee") that will administer this Plan on behalf of the Corporation. Except as may otherwise be permitted in Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the "Exchange Act") no person shall be appointed as a member of the Administrative Committee who is, or within one year prior to his becoming a member of the Administrative Committee was, granted or awarded equity securities pursuant to this Plan or any other plan of the Corporation or an affiliate, except that participation in a formula plan or participation which does not disqualify a director from being disinterested as provided in Rule 16b-3 shall not disqualify a person from becoming a member of the Administrative Committee.

     Each member of the Administrative Committee shall serve at the discretion of the Board of Directors, which may fill any vacancy, however caused, in the Administrative Committee. The Administrative Committee shall select one of its members as a chairman and shall hold meetings at the times and in the places as it may deem advisable. All actions the Administrative Committee takes shall be made by majority decision. Any action evidenced by a written instrument signed by all of the members of the Administrative Committee shall be as fully effective as if the Administrative Committee had taken the action by majority vote at a meeting duly called and held.

     In addition to any other rights of indemnification that they may have as directors of the Corporation or as members of the Administrative Committee, the directors of the Corporation and members of the Administrative Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of action taken or failure to act under or in connection with the Plan, and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that the Administrative Committee member is liable for gross negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any action, suit or proceeding, a Administrative Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

     9.2 The Administrative Committee shall cause the Broker to keep accurate records relating to each Associate, and shall cause the Plan to furnish quarterly reports, and at any other times as the Administrative Committee shall deem appropriate, to each Associate participating in the Plan, as to the amount withheld from his payroll checks, the amount of contributions made by the Corporation on his behalf, the amount paid as cash dividends and the number of shares of Stock paid as stock dividends on Stock held by the Broker on his behalf, the number of shares of Stock purchased by the Broker on his behalf, and the purchase price of the shares of Stock purchased by the Broker on his behalf for the period since the last report.

                                  SECTION 10.
                                GENERAL MATTERS

     10.1 The maximum number of shares of Stock reserved for issuance under the Plan shall be established by action of the Board of Directors. The Administrative Committee shall adjust this number for any increase or decrease in the number of outstanding shares resulting from a stock split or a payment of a stock dividend on the shares, a subdivision or combination of the shares, a reclassification of the shares, or a merger or consolidation.

     10.2 Any notices, payments, distributions of shares of Stock or other property required or permitted to be given or made by the Administrative Committee to any Associate under the provisions of this Plan shall be deemed to have been properly made or given if mailed to the Associate at his last address of record as shown on the Corporation's records. Each Associate shall promptly notify the Administrative Committee in writing of any change in his address.

     10.3 The Plan may be amended or terminated at any time by the Board of Directors; provided, however, that the Board of Directors may condition any amendment on the approval of the shareholders of the Corporation if such approval is necessary or advisable with respect to tax, securities or other applicable laws to which the Corporation, this Plan, or Associates are subject.

     In the event the Plan is terminated, all Enrollment Agreements shall be revoked, all future contributions of the Corporation or the Associate under the Plan and any withholdings from payroll checks shall cease, and all such withholdings, Associate contributions and any cash dividends paid on Stock held by the Broker for the benefit of that Associate which have not been used to purchase Stock, and all cash dividends declared but not paid shall, within a reasonable period of time, be paid to the Associates.

     10.4 No provision in the Plan shall confer upon any Associate any right to continue employment or to interfere in any way with the right of the Corporation or any subsidiary to terminate his employment.

     10.5 Neither the Corporation nor the Administrative Committee shall have any responsibility or liability, other than liabilities arising out of state or federal securities laws, for anything done or left undone, by itself or by the Broker, including without limiting the generality of the foregoing, any action taken with respect to the price, time, quantity or other conditions and circumstances of the purchase of shares of Stock under the terms of the Plan.

     10.6 Copies of the annual report of the Corporation shall be available to Associates upon request at the Corporation's office.

     10.7 The headings contained in this Plan are included only for convenience of reference and do not define, limit, explain or modify this Plan or its meaning and are in no way to be construed as part of this Plan.

     10.8 The terms of this Plan and any claims or other transactions arising therefrom shall be governed by and construed in accordance with the laws of the State of Georgia and any applicable federal law.

     IN WITNESS WHEREOF, the Corporation has, through its duly authorized officers, executed this Plan on the date first above written.

                                             GRAPHIC INDUSTRIES, INC.

                                             BY:    Mark C. Pope III
                                                ----------------------------
                                             TITLE: Chairman and CEO
                                                   -------------------------
ATTEST:
By:    Donald P. Hunnicutt
   --------------------------------
Title: Corporate Secretary
      -----------------------------

[CORPORATE SEAL]

                                  APPENDIX B
                           GRAPHIC INDUSTRIES, INC.
                            1995 STOCK OPTION PLAN

     THIS INDENTURE made on the 31st of March, 1995, by GRAPHIC INDUSTRIES, INC., a corporation organized and doing business under the laws of the State of Georgia (the "Company");

1.   PURPOSE.
     --------

     The Company is adopting the Graphic Industries, Inc. 1995 Stock Option Plan (the "Plan") to secure and retain the services of officers, key associates, and directors of the Company and its subsidiaries by giving them an opportunity to invest in the future success of the Company. The Board of Directors of the Company (the "Board of Directors") believes the Plan will promote personal interest in the welfare of the Company by and provide incentive to the individuals who are primarily responsible both for the regular operations of and for shaping and carrying out the long term plans of the Company, thus facilitating the continued growth and financial success of the Company.

2.   ADMINISTRATION.
     ---------------

     The Board of Directors shall appoint at least two of its members to a committee (the "Committee") that will administer the Plan on behalf of the Company. Except as may otherwise be provided in Rule 16b-3 of the Securities Exchange Act of 1934, no person shall be appointed as a member of the Committee who is, or within one year prior to his becoming a member of the Committee was, granted or awarded equity securities pursuant to the Plan or any other plan of the Company or an affiliate, if such grant or award would cause that person not to be "disinterested" for purposes of Rule 16b-3 as promulgated pursuant to the Securities Exchange Act of 1934.

     Each member of the Committee shall serve at the pleasure of the Board of Directors, which may fill any vacancy, however caused, in the Committee. The Committee shall select one of its members as a chairman and shall hold meetings at the times and in the places as it shall deem advisable. All actions the Committee takes shall be made by majority decision. Any action evidenced by a written instrument signed by all of the members of the Committee shall be as fully effective as if the Committee had taken the action by majority vote at a meeting duly called and held.

     Subject to the express provisions of the Plan, the Committee shall have complete authority, in its discretion, to determine:

          (a) the officers, key associates, and directors of the Company and its subsidiaries to whom, the times when, and the prices at which it shall grant options;

          (b) the type of options to be granted, i.e., either incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986 (the "Code") (the "Incentive Stock Options") or non-qualified stock options (the "Non-Qualified Stock Options") (collectively, the "Options");

          (c)  the total number of Options to grant to an optionee;

          (d)  the time and duration of the period of exercise of each Option;
and

          (e) the number of shares of common stock of the Company subject to each Option.

     The Committee shall also have complete and conclusive authority to (1) interpret the Plan, (2) prescribe, amend, and rescind rules and regulations relating to it, (3) determine the terms and provisions of the stock option awards the Company makes with optionees (the "Awards"), the terms of which need not be identical, and (4) make all other determinations necessary or advisable for the administration of the Plan. With respect to each Option granted hereunder, the Agreement evidencing the grant shall specifically state whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option. In addition to any other rights of indemnification that they may have as directors of the Company or as members of the Committee, the directors of the Company and members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided the settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that the Committee member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

3.   ELIGIBILITY.
     ------------

     The Committee shall grant Options only to officers, key associates, and directors of the Company or its subsidiaries; provided, however, that an Incentive Stock Option may only be granted if such individual is an associate of the Company or a subsidiary. Subject to the limits set forth in this Plan, the Committee at any time may grant additional Options to officers, key associates or directors to whom the Committee had previously granted Options, so that an optionee may hold more than one Option at the same time.

4.   STOCK SUBJECT TO OPTIONS.
     -------------------------

     The Company has authorized and reserved for issuance upon the exercise of Options pursuant to the Plan an aggregate of one million (1,000,000) shares of $.10 par value common stock of the Company having one vote per share (the "Shares"). In addition, the Company shall not issue more than one million (1,000,000) of the Shares pursuant to Options it grants to members of the Board of Directors. If any Option is cancelled, expires or terminates without the respective optionee exercising it in full, the Committee may grant Options with respect to those unpurchased Shares to that same optionee or to another individual or individuals. To the extent required under Section 162(m) of the Internal Revenue Code and the regulations thereunder for compensation to be treated as qualified performance-base compensation, the maximum number of Shares with respect to which Options may be granted during any one year period to any individual shall not exceed one hundred thousand (100,000).

     The Committee shall adjust the total number of Shares and any outstanding Options, both as to the number of Shares and the option price, for any increase or decrease in the number of outstanding Shares resulting from a stock split or a payment of a stock dividend on the Shares, a subdivision or combination of the Shares, a reclassification of the Shares in accordance with the provisions of the next paragraph, a merger or consolidation of the Shares or any other like changes in the Shares or in their value. The Committee shall not issue fractional shares as a result of any of these changes, and shall eliminate from the outstanding Options any fractional shares that result from a change. The Committee shall not adjust outstanding Options for cash dividends or the issuance to optionees of rights to subscribe for additional stock or securities of the Company.

     After any merger of one or more corporations into the Company, any merger of the Company into another corporation, any consolidation of the Company and one or more other corporations, or any other corporate reorganization to which the Company is a party that involves any exchange, conversion, adjustment or other modification of the outstanding Options, each optionee shall receive at no additional cost upon the exercise of his Option, subject to any required action by stockholders and in lieu of the number of Shares as to which he would otherwise exercise the Option, the number and class of shares of stock or other securities or any other property to which the terms of the agreement of merger, consolidation, or other reorganization would entitle the optionee to receive, if, at the time of the merger, consolidation, or other reorganization, the optionee had been a holder of record of the number of

Shares as to which he could exercise the Option. Comparable rights shall accrue to each optionee in the event of successive mergers, consolidations or other reorganizations.

     The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any adjustment may provide for the elimination of any fractional Share which might otherwise become subject to an Option.

     The grant of an Option by the Committee shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

5.   TERMS AND CONDITIONS OF ALL OPTIONS.
     ------------------------------------

     Each Option granted pursuant to the Plan shall be authorized by the Committee and shall be evidenced by an Award in the form and containing the terms and conditions as the Committee from time to time may determine, provided that each Award shall:

          (a)  state the number of Shares to which it pertains;

          (b)  state the option price;

          (c)  state the terms and conditions for payment;

          (d) state the term of the Option, and the period or periods during the term of the Option in which the optionee may exercise the Option or portions thereof; and

          (e) provide that the Option is not transferable by the optionee other than as (1) the will of the optionee, or (2) the applicable laws of descent and distribution permit, and is exercisable during the optionee's lifetime only by the optionee.

     The Committee may include in any Option it grants a condition that the optionee shall agree to remain an associate of and/or to render services to the Company or any of its subsidiaries for a specified period of time following the date it grants the Option. This condition shall not impose on the Company or any subsidiary any obligation to employ the optionee or retain the optionee as a director for any period of time.

6.   ADDITIONAL TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS.
     -----------------------------------------------------------

     In addition to the terms and conditions set forth in Section 5 of this Plan, each Agreement evidencing the grant of an Incentive Stock Option shall:

          (a) provide for an option price that shall not be less than 100% of the fair market value, as determined in good faith by the Committee, of the Shares on the date of granting the Option, provided that:

               (1) if the Shares are actively traded on any national securities exchange or reported by NASDAQ on a basis which reports closing sales prices, fair market value shall be the closing sales price per share of the Shares for the business day immediately preceding the date the option is granted;

               (2) if the Shares are otherwise traded over the counter, fair market value shall be the arithmetic mean of the bid and asked prices for the Shares, as reported by NASDAQ, for the business day immediately preceding the date of the grant of the option;

               (3) if the Shares are not traded, fair market value shall be determined by the Committee which shall, in making such determination, consider, where applicable, among other factors: the existence and extent of a private market for the Shares and a public market for the Company's securities of the same class, if any; the price at which the Shares were acquired, if applicable, by the Company; the estimated period of time, if any, during which the Shares will be freely marketable; the estimated amount of floating supply of Shares available; changes in the financial condition and prospects of the Company; the existence of merger proposals or tender offers affecting the Company; and any other factors affecting fair market value; provided, however, that fair market value shall be deter-mined without regard to any restriction other than a restriction which, by its terms, will never lapse;

               (4) if the optionee owns (subject to applicable ownership attribution rules of Section 425(d) of the Code, and the regulations promulgated thereunder by the Department of Treasury) stock possessing more than 10% of the total combined voting power of all Shares or of shares of any parent or subsidiary of the Company at the time the Option is granted, the option price shall not be less than 110% of the fair market value of the pertinent number of Shares of the Company on the date of the grant of the Option; and

               (5) subject to the foregoing, the Committee, in determining the fair market value, shall have full authority and discretion and be fully protected in doing so;

          (b) provide that the Option is not exercisable after the expiration of ten (10) years or less from the date the Option is granted, except that, if the optionee owns (subject to applicable ownership attribution rules of Section 425(d) of the Code and the regulations promulgated thereunder by the Department of the Treasury) more than 10% of the total combined voting power of all Shares or of shares of any parent or subsidiary at the time the Option is granted, the Option is not exercisable after the expiration of five (5) years or less from the date the Option is granted.

7.   LIMITATION ON INCENTIVE STOCK OPTION AMOUNTS.
     ---------------------------------------------

     An Incentive Stock Option may not be granted to the extent the aggregate fair market value, determined at the time the Committee grants the Option, of stock with respect to which stock options intended to meet the requirements of Code Section 422 are exercisable for the first time by an optionee during any calendar year under all plans of the Company and any parent or subsidiary exceeds $100,000.

8.   COMPLIANCE WITH CODE FOR INCENTIVE STOCK OPTIONS.
     -------------------------------------------------

     All Incentive Stock Options are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder shall be construed in such manner as to effectuate that intent.

9.   TERM OF PLAN.
     -------------

     The effective date of the Plan shall be the earlier of the date on which the stockholders of the Company or the Board of Directors approve the Plan. The Plan shall terminate ten (10) years after that date. The Committee may grant Options pursuant to the Plan at any time on or between that effective date and that termination date.

10.  EXERCISE OF OPTION BY OPTIONEE.
     -------------------------------

     The optionee shall pay the Company the purchase price of the Shares as set forth in the Award, which may provide that payment will be made (a) in cash, (b) by delivery to the Company of Shares that have been owned by the holder for at least six (6) months prior to the date of exercise, such Shares being credited at their fair market value, as determined by the Committee in its sole discretion, or (c) by receipt of the exercise price in cash from a broker, dealer, or other "creditor" as defined in Regulation T issued by the Board of Governors of the Federal Reserve System following delivery by the optionee to the Committee of instructions in a form acceptable to the Committee regarding delivery to such broker, dealer, or other creditor of that number of Shares with respect to which the Option is exercised, or (d) any other form or manner as is acceptable to the Committee. Each Award may provide terms of payment that are different from the terms of other Awards.

     Until the optionee receives stock certificates from the Company that reflect the Shares accruing to the optionee upon the exercise of the Option, the optionee shall have no rights as a stockholder with respect to the Shares the Option covers. The Company shall make no adjustment to the Shares for any dividends or distributions or other rights for which the record date is prior to the date of that stock certificate, except as the Plan otherwise provides.

11.  WITHHOLDING TAXES.
     ------------------

     Whenever the Company proposes or is required to issue Shares to an optionee who is or was an associate of the Company or a subsidiary, or his legatee or legal representative under the Plan, the Company shall have the right to require the recipient to remit in cash to the Company an amount sufficient to satisfy any federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.

12.  ASSIGNABILITY.
     --------------

     Except as Section 5(e) of the Plan permits, no Option or any of the rights and privileges thereof accruing to an optionee shall be transferred, assigned, pledged or hypothecated in any way whether by operation of law or otherwise, and no Option, right or privilege shall be subject to execution, attachment or similar process.

13.  THE RIGHT OF THE COMPANY TO TERMINATE EMPLOYMENT.
     -------------------------------------------------

     No provision in the Plan or any Option shall confer upon any optionee any right to continue in the employment of the Company or any subsidiary of the Company or to continue performing services for or to interfere in any way with the right of the Company or any subsidiary of the Company to terminate his employment or discontinue his directorship at any time for any reason.

14.  AMENDMENT AND TERMINATION.
     --------------------------

     The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of the shareholders of the Company if such approval is necessary or advisable with respect to tax, securities (which require such approval for a material increase of the number of Shares subject to Options, and for material modifications to the eligibility requirements of the Plan, among others) or other applicable laws to which the Company, the Plan, optionees or eligible associates are subject. No amendment or termination of the Plan shall affect the rights of an optionee with regard to his Options without his consent.

15.  CHOICE OF LAW.
     --------------

     The laws of the State of Georgia shall govern the Plan.

16.  APPROVAL OF STOCKHOLDERS.
     -------------------------

     The Company shall submit the Plan to its stockholders for approval within twelve (12) months of the adoption of the Plan by the Board of Directors; failure to receive their approval shall render all outstanding Options immediately void and of no effect.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed in the form and as of the date set forth above.

                                           GRAPHIC INDUSTRIES, INC.
Attest:

By:    Donald P. Hunnicutt                 By:    Mark C. Pope III
   ----------------------------               --------------------------
Title: Corporate Secretary                 Title: Chairman and CEO
      -------------------------                  -----------------------

      [CORPORATE SEAL]

                           GRAPHIC INDUSTRIES, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 21, 1995, and does hereby appoint Mark C. Pope III and Mark C. Pope IV, and either of them, with full power of substitution, as proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Graphic Industries, Inc. Class B Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Graphic Industries, Inc., to be held at Swissotel Atlanta, 3391 Peachtree Road, Atlanta, Georgia, at 10:00 a.m., local time, on May 23, 1995, and any adjournment(s) thereof:

1. ELECTION OF DIRECTORS:
   [_] FOR all nominees listed below         [_] WITHHOLD AUTHORITY to vote for
                                                 all nominees listed below.
        (except as marked to the contrary below)

M. Pope III; M. Pope IV; W. Wood; J. Pope; C. Pope; A. Herring; and J. Hatcher. (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE BELOW.)

- --------------------------------------------------------------------------------
2. Proposal to adopt the Graphic Industries, Inc. Associate Stock Purchase Plan:
        [_] FOR         [_] AGAINST          [_] ABSTAIN

3. Proposal to adopt the Graphic Industries, Inc. 1995 Stock Option Plan:
        [_] FOR         [_] AGAINST          [_] ABSTAIN

4. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

This Proxy may be revoked at any time prior to the voting thereof.

                          PLEASE SIGN ON OTHER SIDE.

__________________________________ SHARES CLASS B COMMON

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTORS GIVEN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, IT WILL BE VOTED IN FAVOR OF PROPOSALS 1, 2 AND 3.

                                  SIGNATURE(S)__________________________________

                                  ______________________________________________

                                  DATE:___________________________________, 1995

                                  PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR
                                  HEREON, AND WHEN SIGNING AS ATTORNEY,
                                  EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, GIVE YOUR FULL TITLE AS SUCH. IF THE STOCK IS HELD IN THE NAME OF MORE THAN ONE PERSON, ALL HOLDERS SHOULD SIGN. IF THE SIGNATORY IS A CORPORATION, SIGN THE FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER. IF A PARTNERSHIP, SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                                     PLEASE COMPLETE, DATE, SIGN AND RETURN
                                               THIS PROXY PROMPTLY

                           GRAPHIC INDUSTRIES, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 21, 1995, and does hereby appoint Mark C. Pope III and Mark C. Pope IV, and either of them, with full power of substitution, as proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Graphic Industries, Inc. Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Graphic Industries, Inc., to be held at Swissotel Atlanta, 3391 Peachtree Road, Atlanta, Georgia, at 10:00 a.m., local time, on May 23, 1995, and any adjournment(s) thereof:

1. ELECTION OF DIRECTORS:
   [_] FOR all nominees listed below         [_] WITHHOLD AUTHORITY to vote for
                                                 all nominees listed below.
        (except as marked to the contrary below)

                  C. Kirtland; R. Strayhorn; and W. Andrews.
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE BELOW.)

- --------------------------------------------------------------------------------
2. Proposal to adopt the Graphic Industries, Inc. Associate Stock Purchase Plan:
              [_] FOR         [_] AGAINST          [_] ABSTAIN

3. Proposal to adopt the Graphic Industries, Inc. 1995 Stock Option Plan:
              [_] FOR         [_] AGAINST          [_] ABSTAIN

4. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

This Proxy may be revoked at any time prior to the voting thereof.

                          PLEASE SIGN ON OTHER SIDE.

___________________________________ SHARES COMMON STOCK

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTORS GIVEN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, IT WILL BE VOTED IN FAVOR OF PROPOSALS 1, 2 AND 3.

                                  (SIGNATURE(S)_________________________________

                                  ______________________________________________

                                  DATE:___________________________________, 1995

                                  PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR
                                  HEREON, AND WHEN SIGNING AS ATTORNEY,
                                  EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, GIVE YOUR FULL TITLE AS SUCH. IF THE STOCK IS HELD IN THE NAME OF MORE THAN ONE PERSON, ALL HOLDERS SHOULD SIGN. IF THE SIGNATORY IS A CORPORATION, SIGN THE FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER. IF A PARTNERSHIP, SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                                     PLEASE COMPLETE, DATE, SIGN AND RETURN
                                               THIS PROXY PROMPTLY